THIRD AMENDMENT TO DEVELOPMENT
AND COMMERCIALIZATION AGREEMENT

THIS THIRD AMENDMENT TO DEVELOPMENT AND COMMERCIALIZATION AGREEMENT (this “Third Amendment”) is made as of the 15th day of November, 2011, by and between Artann Laboratories, Inc. (“Artann”), a New Jersey corporation and ProUroCare Medical Inc. (“ProUroCare”), a Nevada corporation.

RECITALS

A.           Artann and ProUroCare (“the Parties”) entered into a Development and Commercialization Agreement (“the Development Agreement”) and License Agreement (“the License Agreement”) on July 25, 2008 relating to a Prostate Mechanical Imaging System (the “PMI System”).

B.           The Parties have concurrently entered into the Development Agreement and License Agreement with the understanding and agreement that both Agreements and their Amendments are to be complied with simultaneously.

C.           The Parties have put forward their best efforts and have performed their obligations in full compliance to date with the Development Agreement.

D.           On May 2, 2011, FDA outlined its position in the “Draft Guidance for Industry and FDA Staff – Processing/Reprocessing Medical Devices in Health Care Settings: Validation Methods and Labeling,” which significantly expanded the agency’s prior requirements for the cleaning and disinfection validation clearance of medical systems.

E.           The Parties now wish to amend the Development Agreement as provided herein.

Now, therefore, in consideration of the covenants and agreements set forth herein and for valuable consideration, receipt of which is hereby acknowledged, the Parties mutually agree as follows:

AGREEMENT

ARTICLE I
DEFINITIONS

1.1           The definition of “FDA Approval” set forth in Section 1.1 is hereby amended and restated in its entirety to read as follows:

“‘FDA Approval’ means the first approval by the FDA of a 510(k)/de novo application on a Generation V PMI system irrespective of whether that PMI System has a single use or reusable probe.”

The remaining terms used in this Third Amendment have the meanings ascribed thereto in the Development Agreement and all prior Amendments thereto.

ARTICLE II
AMENDMENTS

2.1           Section 2.3(a) is hereby amended and restated in its entirety to read as follows:

“(a)         Unless otherwise specified, Artann shall be responsible for any and all filings required to obtain FDA Approval (i.e. FDA approval for a PMI System with a single use probe), and shall bear all associated costs connected therewith. Obtaining such FDA Approval shall be deemed to fulfill Artann’s responsibility under this Section 2.3(a).”

2.2           Section 2.3(d) is hereby amended and restated in its entirety to read as follows:

“(d)         510(k)/de novo or PMA application (the "Application") shall be submitted in the name of Artann but immediately upon FDA approval application shall be made to FDA and Artann shall employ best efforts, with the cooperation of ProUroCare, to effect a change of name on such Application from Artann to ProUroCare.  ProUroCare acknowledges that it will be the Party responsible to FDA for the Application upon such name change.”

2.3           A new Section 2.3(e) is hereby added which shall read in its entirety as follows:

“(e)         ProUroCare shall be responsible for any and all filing(s) reasonably required to obtain FDA approval for commercial sale of a PMI System with a reusable probe and shall bear all associated costs connected therewith, subject to the following commitment of Artann:  For nine (9) months from the date of this Third Amendment;

i)           Artann will pay up to Fifteen Thousand Dollars ($15,000.00) of the costs incurred at a test laboratory relating to the cleaning, disinfecting and testing of the reusable probe and for consulting costs associated therewith, and

ii)           Artann will make available up to Thirty Thousand Dollars ($30,000) worth of Artann time to be used in connection with a 510(k) to be filed by ProUroCare on a PMI System with a reusable probe.  ProUroCare will pay Artann for such time at the standard billing rate for the individual performing the service, but at a rate not to exceed One Hundred Fifty Dollars ($150.00) per hour.”

2.4           Section 3.3(c) is hereby amended and restated in its entirety to read as follows:

“(c)         Seven Hundred Fifty Thousand Dollars ($750,000.00) in three payments:

i)           Two Hundred Fifty Thousand Dollars ($250,000.00) immediately upon FDA Approval;

ii)           Two Hundred Fifty Thousand Dollars ($250,000.00) within thirty (30) days of such FDA Approval; and

iii)           Two Hundred Fifty Thousand Dollars ($250,000.00) within six (6) months of such FDA Approval or upon FDA 510(k) approval for a PMI System with a reusable probe, whichever first occurs.”

IN WITNESS THEREOF, the Parties, intending to be legally bound, have caused this Amendment to be executed by their duly authorized officers, as of the effective date of this Amendment.

PROUROCARE MEDICAL, INC.		ARTANN LABORATORIES, INC.

By:	/s/Richard C. Carlson	By:	/s/Noune Sarvazyan
	Richard Carlson	Noune Sarvazyan

Title: Chief Executive Officer		Title: Chief Executive Officer